UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 9, 2016

HARRIS & HARRIS GROUP, INC.

(Exact Name of Registrant as Specified in its Charter)

New York	0-11576	13-3119827
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1450 Broadway New York, New York 10018
(Address, including zip code, of Principal Executive Offices)
(212) 582-0900
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On March 9, 2016, Harris & Harris Group, Inc., issued a press release announcing that it will begin offering limited numbers of accredited investors the opportunity to co-invest with Harris & Harris Group in its portfolio companies.

The opportunities to invest will be provided through H&H Co-Investment Partners, LLC, a newly formed entity that will be managed by Harris & Harris Group. Harris & Harris Group intends to solicit interest in separate series established by H&H Co-Investment Partners to invest in individual portfolio companies, ahead of potential future rounds of financing. Harris & Harris Group expects that accredited investors who have held its stock prior to the close of each financing will have priority in the allocation of these limited co-investment opportunities. Additional information on how accredited investors may subscribe to these offerings will be provided later in March of 2016.

Item 9.01. Financial Statements and Exhibits.

(a) Not applicable.

(b) Not applicable.

(c) Not applicable.

(d) Exhibits.

Exhibit No.         Description

99.1                     Press Release dated March 9, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HARRIS & HARRIS GROUP, INC.

Date:	March 9, 2016	By:	/s/ Douglas W. Jamison
Douglas W. Jamison Chief Executive Officer

EXHIBIT INDEX

Exhibit No.        Description

99.1                      Press Release dated March 9, 2016